Exhibit 2

From:  _____________________________ (the "Undersigned")
         Print Name

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         Street Address

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         City, State               Zip

Date:    ______________________

To:      General Telephony.com, Inc.
         901 Ponce de Leon Boulevard
         Coral Gables, FL 33134
         Attention:  Victor Minca, President

Dear Sirs:

         You are hereby advised that in connection with the merger of General Telephony.com, Inc., a Nevada corporation (the "Company"), with an into its wholly-owned subsidiary, I. A. Europe Group, Inc., a Delaware corporation on December 6, 2002, the Undersigned hereby dissents to such action and demands payment for the Undersigned's shares of Company common stock represented by:

                  Certificate Number:       __________
                  Number of Shares:         __________

         If necessary, the Undersigned has attached ______ additional sheets.

         The Undersigned acknowledges: (i) that this demand must be received by the Company before January 6, 2003, 5:00 p.m., Miami, Florida time; (ii) receipt of Nevada Revised Statutes 92A.300 to 92A.500, inclusive; and (iii) that the transfer of any uncertificated shares will be restricted from the date this demand is received by the Company. The undersigned hereby certifies to the Company that he/she/it acquired beneficial ownership of the shares subject of this demand before December 6, 2002.

                                             Sincerely,

                                             "the Undersigned"

                                             ----------------------------
                                             Print Name

                                             ----------------------------
                                             Signature


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